Exhibit 99.1
News Release

Magma Reports $38.3 Million Second-Quarter Revenue, Exceeding Guidance

SAN JOSE, Calif., Dec. 1, 2011 -- Magma® Design Automation Inc. (Nasdaq: LAVA), a provider of chip design software, today reported revenue of $38.3 million for its fiscal 2012 second quarter ended Oct. 30, 2011, up 13 percent from the $33.9 million reported in the year-ago second quarter.

“During the second quarter, Magma made great business and technical progress-adding a record number of new logos and generating positive cash flow for the 11th consecutive quarter,” said Rajeev Madhavan, Magma chairman and chief executive officer. “Our product portfolio is the strongest it's ever been, and as a result, the customer adoption rate is accelerating. The momentum of the Titan™ analog implementation and optimization system continues to grow with more than 30 customers now deploying it in their design flows. Our core Talus® implementation platform added 4 new logos and 8 existing customers extended their contracts. Our sign-off tools gained traction this quarter with Tekton™ now in use by more than 25 customers and QCP™ adding 10 new logos. The FineSim™ circuit simulator added 9 new logos.

Additional information about product enhancements and customer adoption is available in Magma's Second Quarter Product Update on the Magma website at www.magma-da.com/2Q2012_Update.

On November 30, 2011, Magma announced the company has entered into a definitive agreement to be acquired by Synopsys (Nasdaq:SNPS), a world leader in software and IP used in the design, verification and manufacture of electronic components and systems. The combination of the two companies' technologies, development capabilities, support teams and sales channels will provide chip designers with greater access to state-of-the art electronic design automation (EDA) solutions that enable more profitable silicon.

Conference Call Canceled
Due to the acquisition announcement Magma will not be holding a conference call to discuss fiscal second quarter results.

GAAP Results
In accordance with generally accepted accounting principles (GAAP), Magma reported net income of $3.0 million, or $0.04 per share (basic and diluted) for the second quarter, compared to a net loss of $(2.7) million, or $(0.04) per share (basic and diluted), for the year-ago second quarter.

Non-GAAP Results
Magma's non-GAAP net income was $7.1 million for the second quarter, or $0.10 per share (basic and diluted), which compares to non-GAAP net income of $4.3 million, or $0.07 per share (basic and diluted), for the year-ago second quarter.

Non-GAAP net income for the second quarter of fiscal 2012 excludes the effects of amortization of developed technology, amortization of intangible assets, stock-based compensation, amortization of debt issuance costs and debt premium accretion, charges associated with equity and other investments, restructuring charges, other legal and accounting costs related to a special investigation, and the related provision for income taxes. Non-GAAP net income for the second quarter of fiscal 2011 excludes the effects of amortization of developed technology, amortization of intangible assets, stock-based compensation, amortization of debt issuance costs and debt premium accretion, inducement fees on conversion of debt, charges associated with equity and other investments, restructuring charges and the related provision for income taxes. A reconciliation of our non-GAAP results to GAAP results is included in this press release.

In the second quarter, Magma generated cash flow from operations of approximately $2.4 million.

Business Outlook
Due to the pendency of the acquisition of Magma by Synopsys announced on November 30, 2011, Magma is withdrawing all prior financial guidance and will no longer provide any new financial guidance.

Presentation and Disclosure of Revenue
For the second quarter of fiscal 2012, revenue and cost of revenue is reported in Magma's Condensed Consolidated Statement of Operations in two categories: Licenses and Services. Previously, revenue and cost of revenue was reported in three categories: Licenses, Bundled licenses and services, and Services. Magma management has concluded that the results of the Bundled Licenses and Services category of revenue do not indicate a material trend in the historical or future performance of its operations. Bundled licenses and services revenue and cost of revenue are divided into their component parts and included with either Licenses or Services. Presentation of prior period revenue and cost of revenue has been adjusted to conform to the current period.

GAAP Reconciliation
Magma provides non-GAAP financial information to assist investors in assessing its current and future operations in the way that Magma's management evaluates those operations. Magma believes that this non-GAAP information is useful to investors by excluding the effect of some expenses that are required to be recorded under GAAP but that Magma believes are not indicative of Magma's core operating results, or that are expected to be incurred over a limited period of time.

Magma's management evaluates and makes operating decisions about its business operations primarily based on bookings, revenue and the core costs of those business operations. Management believes that the amortization of developed technology and intangible assets, stock-based compensation, amortization of debt issuance costs and debt discount/premium accretion, inducement fees on conversion of debt, charges associated with equity and other investments, acquisition-related expenses, restructuring charges and the related provision for income taxes, and other significant unusual items are not operating costs of its core software and service business operations. Therefore, management presents non-GAAP financial measures, along with GAAP measures, in this earnings release by excluding these items from the period expenses. The income statement line items affected are as follows: (1) cost of revenue, licenses; (2) cost of revenue, services; (3) operating expenses, research and development; (4) operating expenses, sales and marketing; (5) operating expenses, general and administrative; (6) operating expenses, amortization of intangible assets; (7) operating expenses, restructuring charges; (8) other income (expense), net; (9) provision for income taxes; and (10) net income (loss) per share.

For each such non-GAAP financial measure, the adjustment provides management with information about Magma's underlying operating performance that enables a more meaningful comparison of its financial results in different reporting periods. For example, since Magma does not acquire businesses on a predictable cycle, management excludes acquisition-related charges, such as amortization of intangible assets, to make more consistent and meaningful evaluations of Magma's operating expenses. Similarly, since Magma does not undertake significant restructuring or realignments on a predictable cycle, management would have difficulty evaluating Magma's profitability as measured by gross profit, operating profit, income before taxes and net income on a period-to-period basis unless it excluded these charges. Management also uses these measures to help make budgeting decisions between those expenses that affect operating expenses and operating margin (such as research and development, sales and marketing, and general and administrative expenses), and those expenses that affect cost of revenue and gross margin (such as product development expenses).

Further, the availability of non-GAAP financial information helps management track actual performance relative to financial targets, including both internal targets and publicly announced targets. Making this non-GAAP financial information available also helps investors compare Magma's performance with the announced operating results of its principal competitors, which regularly provide similar non-GAAP financial information.

Management recognizes that the use of these non-GAAP measures has limitations, including the fact that management must exercise judgment in determining whether some types of charges, such as stock-based compensation relating to stock grants and acquisition-related charges, should be excluded from non-GAAP financial measures. Management believes, however, that providing this non-GAAP financial information facilitates consistent comparison of Magma's financial performance over time. Magma has historically provided non-GAAP results to the investment community, not as an alternative but as a supplement to GAAP information, to enable investors to evaluate Magma's core operating performance in the way that management does.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the “safe harbor” provision of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements in quotations from Magma's management. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from Magma's current expectations. Factors that could cause or contribute to such differences include, but are not limited to: delays in or failure to satisfy required conditions to the closing of the proposed merger, including the receipt of required regulatory approvals with respect to the transaction and approval of the acquisition by Magma's stockholders; failure to consummate or delay in consummating the transaction for other reasons; the possibility that the expected benefits of the transaction may not materialize as expected; disruption from the transaction making it more difficult to maintain relationships with customers and employees; our reliance on a small number of customers for a significant portion of our revenue, which could cause our revenue to decline if these customers delay orders or fail to renew licenses or if we are unable to maintain or develop relationships with current or potential customers; the effect of restrictive covenants in our debt agreements which could limit our ability to operate our business; the substantial amount of Magma's indebtedness, which could adversely affect our financial position; our ability to generate sufficient operating cash flow or alternatively obtain external financing; customer payment defaults that may cause us to be unable to recognize revenue from backlog, and changes in the type of orders comprising backlog that could affect the proportion of revenue recognized from backlog each quarter, which could have a material adverse effect on our financial condition and results of operations; actions by our competitors that hold a large share of the electronic design automation (EDA) market and increasing competition among EDA vendors as customers tightly control their EDA spending and use fewer vendors to meet their needs; weaker-than-anticipated sales of Magma's products and services; weakness in the semiconductor or electronic systems industries; a potential failure of customers to adopt, or to adopt at a sufficiently fast rate, 28-nanometer and smaller design geometries on a large scale; Magma's ability to integrate acquired businesses and technologies and keep pace with evolving technology standards; the possibility of litigation (including related to the proposed merger) and potentially higher-than-anticipated costs of litigation related to patent infringement and other intellectual property claims; potentially higher-than-anticipated costs of compliance with regulatory requirements, including those relating to internal control over financial reporting; the ability to manage expanding operations; the ability to attract and retain the key management and technical personnel needed to operate Magma successfully; the ability to continue to deliver competitive products to customers; and changes in accounting rules. Further discussion of these and other potential risk factors may be found in Magma's public filings with the Securities and Exchange Commission (www.sec.gov), including its Form 10-Q for the fiscal quarter ended July 31, 2011. Magma undertakes no obligation to update these forward-looking statements to reflect subsequent events or circumstances.

Additional Information and Where to Find It
In connection with the proposed merger, Magma will file a proxy statement and other relevant documents concerning the transaction with the Securities and Exchange Commission ("SEC"). The definitive proxy statement will be mailed to stockholders of Magma. Investors and stockholders of Magma are urged to read the definitive proxy statement and other relevant documents when they become available because they will contain important information about the transaction. Copies of these documents (when they become available) may be obtained free of charge by making a request to Magma's Investor Relations Department either in writing to Magma Design Automation, Inc., 1650 Technology Drive, San Jose, California 95110 or by telephone to (408) 565-7799. In addition, documents filed with the SEC by Magma may be obtained free of charge at the SEC's website at www.sec.gov or by clicking on "SEC Filings" in the "Investors" section of Magma's website at www.magma-da.com.

Magma, Synopsys and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from Magma's stockholders in connection with the proposed transaction. Information regarding Magma's directors and executive officers is contained in Magma's proxy statement for its 2011 Annual Meeting of Stockholders, which was filed with the SEC on August 29, 2011. This document is available free of charge in the manner described above. Information about Synopsys' directors and executive officers is set forth in Synopsys' proxy statement for its 2011 Annual Meeting of Stockholders, which was filed with the SEC on February 10, 2011, and its Annual Report on Form 10-K for the year ended October 31, 2010, which was filed with the SEC on December 17, 2010. These documents are available free of charge at the SEC's web site at www.sec.gov, and from Synopsys by contacting Investor Relations by mail at Synopsys, Inc., 700 East Middlefield Road, Mountain View, CA 94043, Attn: Investor Relations Department, or by going to Synopsys' Investor Relations page on its corporate web site at www.synopsys.com. Additional information regarding the interests of Magma's directors and executive officers who may be deemed to be participants in the solicitation of proxies in connection with the transaction, including their respective interest in the transaction by security holdings or otherwise, will be set forth in a definitive proxy statement that Magma intends to file with the SEC.

About Magma
Leading semiconductor companies worldwide use Magma's electronic design automation (EDA) software to produce chips for a wide variety of vertical markets including tablet computing, mobile devices, electronic games, digital video, networking, military/aerospace and memory. Silicon One, Magma's technology solutions for emerging silicon, address time to market, product differentiation, cost and performance while making silicon more profitable. Magma products include software for digital design, analog implementation, mixed-signal design, physical verification, circuit simulation, characterization and yield management. The company maintains headquarters in San

Jose, Calif., and offices throughout North America, Europe, Japan, Asia and India. Magma's stock trades on Nasdaq under the ticker symbol LAVA. Follow Magma on Twitter at www.Twitter.com/MagmaEDA and on Facebook at www.Facebook.com/Magma. Visit Magma Design Automation on the Web at www.magma-da.com.

MAGMA DESIGN AUTOMATION, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

	October 30, 2011	May 1, 2011

ASSETS
Current assets:
Cash and cash equivalents	$50,809	$47,088
Accounts receivable, net	24,377	35,530
Prepaid expenses and other current assets	4,176	3,915
Total current assets	79,362	86,533
Property and equipment, net	5,700	6,066
Intangibles, net	2,351	3,691
Goodwill	7,415	7,415
Other assets	2,604	2,767
Total assets	$97,432	$106,472

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$3,133	$3,697
Accrued expenses	12,934	14,160
Current portion of term debt	1,875	3,750
Current portion of other long-term liabilities	1,083	1,199
Deferred revenue	21,528	34,390
Total current liabilities	40,553	57,196
Convertible notes, including debt premium	3,372	3,395
Long-term portion of term debt	19,500	19,188
Long-term tax liabilities	1,814	1,703
Other long-term liabilities	979	1,270
Total liabilities	66,218	82,752
Stockholders' equity:
Common stock	7	7
Additional paid-in capital	452,555	447,328
Accumulated deficit	(384,199)	(387,087)
Treasury stock at cost	(32,615)	(32,615)
Accumulated other comprehensive loss	(4,534)	(3,913)
Total stockholders' equity	31,214	23,720
Total liabilities and stockholders' equity	$97,432	$106,472

MAGMA DESIGN AUTOMATION, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	For the Three Months Ended		For the Six Months Ended
	October 30, 2011	October 31, 2010	October 30, 2011	October 31, 2010
Revenue:*
Licenses*	$31,551	$26,903	$58,108	$51,242
Services*	6,732	7,023	15,481	15,240
Total revenue	38,283	33,926	73,589	66,482
Cost of revenue:*
Licenses*	542	998	1,161	1,934
Services*	4,011	4,065	8,011	7,871
Total cost of revenue	4,553	5,063	9,172	9,805
Gross profit	33,730	28,863	64,417	56,677
Operating expenses:
Research and development	12,698	11,747	25,483	24,006
Sales and marketing	11,481	11,319	21,891	21,886
General and administrative	5,218	4,625	11,389	9,315
Amortization of intangible assets	149	289	351	545
Restructuring charge	520	182	1,246	168
Total operating expenses	30,066	28,162	60,360	55,920
Operating income	3,664	701	4,057	757
Other income (expense):
Interest income	23	20	37	49
Interest expense and amortization	(454)	(537)	(936)	(1,343)
Valuation gain, net	—	—	—	38
Loss on extinguishment of debt	—	—	—	(2,093)
Inducement fees on conversion of notes due 2014	—	(2,279)	—	(2,279)
Other (expense), net	158	(712)	552	(863)
Total other (expense), net	(273)	(3,508)	(347)	(6,491)
Net income (loss) before income taxes	3,391	(2,807)	3,710	(5,734)
(Provision for) benefit from income taxes	(403)	93	(823)	(238)
Net income (loss)	$2,988	$(2,714)	$2,887	$(5,972)

Net income (loss) per share - basic	$0.04	$(0.04)	$0.04	$(0.11)
Net income (loss) per share - diluted	$0.04	$(0.04)	$0.04	$(0.11)

Shares used in calculation:
Basic	68,458	60,542	68,121	56,553
Diluted	72,947	60,542	71,410	56,553

* Revenue and cost of revenue for the three months and six months ended October 31, 2010 has been adjusted to conform to the presentation for the three months and six months ended October 30, 2011.

Reconciliation of Second Quarter GAAP and Non-GAAP Financial Results

Statement of Operations Reconciliation	Three Months Ended		Six Months Ended
(in thousands)	October 30, 2011	October 31, 2010	October 30, 2011	October 31, 2010

GAAP net income (loss)	$2,988	$(2,714)	$2,887	$(5,972)
Cost of license revenue
Amortization of developed technology	493	834	1,030	1,660

Cost of service revenue
Stock-based compensation	96	578	205	848

Research and development
Stock-based compensation	983	1,103	1,855	2,338
Acquisition related expenses	—	—	—	—
	983	1,103	1,855	2,338
Sales and marketing
Stock-based compensation	536	1,140	1,187	1,865

General and administrative
Stock-based compensation	1,049	764	1,643	1,517
Other legal, accounting costs	108	—	1,969	—
	1,157	764	3,612	1,517

Amortization of intangible assets	149	289	351	545
Restructuring charges	520	183	1,246	169

Other income (expense)
Interest expense, amortization of debt issuance cost, and debt discount/premium accretion	56	44	112	153
(Gain) loss on extinguishment of debt	—	—	—	2,093
Inducement fees on conversion of notes due 2014	—	2,279	—	2,279
Loss (gain) on equity and other investments	12	31	(470)	(64)
	68	2,354	(358)	4,461

Provision for income taxes	67	(199)	110	(188)
Non-GAAP net income	$7,057	$4,332	$12,125	$7,243

Reconciliation of Second Quarter GAAP and Non-GAAP Financial Results

Earnings/(Loss) Per Share Reconciliation	Three Months Ended		Six Months Ended
	October 30, 2011	October 31, 2010	October 30, 2011	October 31, 2010

GAAP net income (loss)	$0.04	$(0.04)	$0.04	$(0.11)
Cost of license revenue
Amortization of developed technology	0.01	0.01	0.02	0.03

Cost of service revenue
Stock-based compensation	0.00	0.01	0.00	0.02

Research and development
Stock-based compensation	0.01	0.02	0.03	0.04
Acquisition related expenses	—	—	—	—
	0.01	0.02	0.03	0.04
Sales and marketing
Stock-based compensation	0.01	0.02	0.02	0.03

General and administrative
Stock-based compensation	0.02	0.01	0.02	0.03
Other, legal accounting costs	0.00	—	0.03	—
	0.02	0.01	0.05	0.03

Amortization of intangible assets	0.00	0.00	0.01	0.01
Restructuring charges	0.01	0.00	0.02	0.00

Other income (expense)
Interest expense, amortization of debt issuance cost, and debt discount/premium accretion	0.00	0.00	0.00	0.00
(Gain) loss on extinguishment of debt	—	—	—	0.04
Inducement fees on conversion of notes due 2014	—	0.04	—	0.04
Loss (gain) on equity and other investments	0.00	0.00	-0.01	0.00
	0.00	0.04	(0.01)	0.08

Provision for income taxes	0.00	0.00	0.00	0.00
Non-GAAP net income	$0.10	$0.07	$0.18	$0.13
Non-GAAP net income (diluted)*	$0.10	$0.07	$0.17	$0.11

Basic shares used in calculation	68,458	60,542	68,121	56,553
Diluted shares used in calculation*	72,947	69,646	73,216	69,687

*Gives effect to the potential issuance of common stock upon conversion of convertible subordinated notes, if dilutive, and to the effect of all dilutive potential common shares outstanding during the period, including stock options, using the treasury stock method

Contacts:

Magma Design Automation Inc.

Media:                                Investors:
Monica Marmie                            Greg Wagenhoffer
Director, Corporate Marketing                    Vice President, Corp Development & Treasurer
(408) 565-7689                            (408) 565-7799
m.marmie@magma-da.com                    greg.w@magma-da.com